SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 4, 1999

                            The Bethlehem Corporation
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             (Exact name of registrant as specified in its charter)

         Pennsylvania                 1-4676              24-0525900
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(State or other jurisdiction        (Commission          (IRS Employer
     of incorporation)              File Number)        Identification No.)

               25th and Lennox Streets, Easton, Pennsylvania 18045
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                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (610) 258-7111


                                       N/A
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         (Former name or former address, if changed since last report.)




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Item 5.  OTHER EVENTS
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         This  Form  8-K is being  filed  to  report  certain  changes  from the information contained in the Company's Form 10-QSB for the quarter ended August 31, 1999.

         On November 1, 1999, the Company reached an agreement with the Harrisburg Authority ("Harrisburg") with respect to a note balance due from the Company on November 1, 1999 in the amount of $535,258. The agreement extends the note pay off date to May 1, 2000 and the Company will pay Harrisburg $50,000 on November 5, 1999 and six monthly payments of $9,897 commencing December 1, 1999. As a result, the balance due on May 1, 2000 will be $445,208. Per the terms of the original settlement agreement with Harrisburg, the Company paid $44,064 on November 1, 1999 for interest accrued on the note from March 1998 to November 1, 1999.

         In addition, on November 1, 1999, the Company received an extension from PNC Bank, N.A. for the sum of $250,000 due on November 1, 1999 to January 3, 2000. The Company is in the process of obtaining waivers for the non-compliance of certain financial covenants contained in its loan agreements.

                                    SIGNATURE
                                    ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           The Bethlehem Corporation



Dated:  November 4, 1999              By:  /s/ Antoinette L. Martin
                                           -----------------------------------
                                           Antoinette L. Martin
                                           Vice President, Finance
                                           (Principal Financial and
                                           Accounting Officer)